Exhibit 23.1



Independent  Auditors'  Consent


We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404
and No. 333-94945 of Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-85967 of Weingarten Realty Investors on Form S-3 of our report dated January 26, 2001 relating to the Statement of Revenue and Certain Expenses for the year ended December 31, 1999 of Westland Fair Shopping Center, our report dated January 31, 2001 relating to the Statement of Revenue and Certain Expenses for the year ended December 31, 1999 of Kohl's Shopping Center and our report dated March 19, 2001 relating to the Statement of Revenue and Certain Expenses for the year ended June 30, 2000 of Regency Park Shopping Center, included in the Current Report on Form 8-K of Weingarten Realty Investors.





Deloitte  &  Touche  LLP
Houston,  Texas
March  22,  2001